EXHIBIT 10.6A

LOAN AND SECURITY AGREEMENT

Dated as of March 22, 2007

by and between

ESCALATE CAPITAL I, L.P.

as Agent and a Lender

and

GOLD HILL VENTURE LENDING 03, LP

as a Lender

and

THE ACTIVE NETWORK, INC.

as Borrower

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of March 22, 2007, (this “Loan Agreement”), is entered by and between THE ACTIVE NETWORK, INC., a Delaware corporation (“Borrower”), and ESCALATE CAPITAL I, L.P., a Delaware limited partnership (“Escalate”), GOLD HILL VENTURE LENDING 03, LP (“Gold Hill” and, collectively with Escalate, the “Lenders”) and Escalate in its capacity as agent, “Agent.” All capitalized terms used herein and not otherwise defined shall have the meanings provided in Section 14 hereof.

In consideration of the covenants, conditions and agreements set forth herein and intending to be legally bound, the parties agree as follows:

1. THE LOAN.

1.1 Commitment. Subject to the terms and conditions of this Loan Agreement and the terms and conditions of each other document, instrument and agreement executed in connection herewith (together with the Loan Agreement, the “Transaction Documents”), Lenders agree, severally and not jointly, to make advances (each, an “Advance”) to Borrower, via wire transfer in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) (the “Loan”) according to each Lender’s pro rata share of the Loan (based upon the respective Commitment Percentage of each Lender). The amount of the Advance on the Closing Date (the “Closing Date Advance”) shall be in the minimum amount of Fifteen Million Dollars ($15,000,000). Borrower may request Advances thereafter, upon no less than fifteen (15) days prior written request therefore delivered to Agent, through December 31, 2007, in minimum amounts of Two Million Five Hundred Thousand Dollars ($2,500,000). The Advances shall be made in accordance with and subject to the provisions of Article 2 hereof. The date of the Closing Date Advance is referred to herein as the “Closing Date.” On each Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s deposit account with Wells Fargo Bank, National Association (“Wells Fargo Bank”), an amount equal to its Commitment Percentage multiplied by the amount of such Advance.

1.2 Interest, Payments, Payment Terms, and Facility Fee.

(a) Interest. Borrower shall pay interest on the unpaid principal amount of the Advances from the date of each Advance until the Loan is paid in full (“Interest”), at a per annum rate of interest equal to six and three quarters percent (6.75%) (the “Interest Rate”), to be calculated upon a year of 360 days and actual days elapsed.

(b) Payments of Interest. Borrower shall pay accrued and unpaid Interest on the last business day of each calendar month, commencing April 30, 2007. In addition, accrued and unpaid Interest shall be payable on the Maturity Date, whether by acceleration or otherwise, and on the last date of any prepayment (with respect to the amount prepaid).

(c) PIK Interest. In addition to accrued and unpaid interest as provided above, payment-in-kind interest (“PIK Interest”) will be added to the outstanding principal amount of the Advances at a per annum rate of interest equal to three and one-half percent (3.50%), compounded monthly, and will be payable upon the earlier of (i) the Maturity Date, or (ii) earlier repayment of the Loan.

(d) Payments of Principal.

(i) Borrower shall repay to each Lender according to such Lender’s Commitment Percentage, the outstanding principal balance of the Advances in full, together with all accrued and unpaid Interest thereon, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents, in twenty-four (24) equal monthly payments of principal plus accrued and unpaid Interest, payable on the last business day of each calendar month, commencing on March 31, 2009, and continuing on the same day of each month thereafter through the Maturity Date.

(ii) The entire outstanding principal balance of the Loan, all accrued and unpaid Interest thereon, the PIK Interest, and all fees, expenses and other amounts outstanding hereunder and under the other Transaction Documents shall be immediately due and payable on March 22, 2011 (the “Maturity Date”). All payments shall be applied first to fees and expenses, then to Interest, then to PIK Interest, and then to principal. The Advances, once repaid, may not be reborrowed.

(e) Prepayment. Borrower may prepay the Advances (or any portion thereof) with no premium or penalty upon not less than five (5) business days prior written notice to Agent. Any such prepayment shall be allocated among the Lenders pro rata according to their respective Commitment Percentages.

(f) Place and Manner. Borrower shall make all payments due to Lenders in lawful money of the United States, in immediately available funds, without set off, deduction or counterclaim. Lenders and Agent shall debit Borrower’s deposit account at Wells Fargo Bank pursuant to the Authorization Agreement for Pre-Authorized Payments attached hereto as Exhibit J (the “Authorization Agreement”), for principal and Interest payments or any other amounts due to Lenders or Agent.

(g) Default Rate and Maximum Rate. All Obligations shall bear Interest, from and after the occurrence and during the continuanace of an Event of Default, at a rate per annum (the “Default Rate”) equal to the Interest Rate then in effect under this Loan Agreement, plus five percent (5%). The provision in this paragraph for default Interest shall not be construed as any Lender’s consent to Borrower’s failure to pay any amounts in strict accordance with this Loan Agreement or the other Transaction Documents and any Lender’s acceptance of any such payments shall not restrict Agent’s exercise of any remedies arising out of any such failure. All computations of default Interest shall be based on a year of 360 days and actual days elapsed.

1.3 Facility Fee. Borrower agrees to pay to Agent a commitment fee, for the ratable distribution to Lenders according to their respective Commitment Percentages, in the amount of Twenty Five Thousand Dollars ($25,000) (the “Commitment Fee”) in accordance with the terms and provisions of this Loan Agreement, as consideration for the commitment of Lenders to make the proceeds of the Loan available to Borrower. The Commitment Fee shall be paid by Borrower to Agent upon Borrower’s execution and delivery of this Loan Agreement. Borrower agrees that the Commitment Fee is fully earned upon the execution and delivery of this Loan Agreement and is non-refundable.

1.4 Lender Expenses. Borrower agrees to pay (i) to Agent, on the Closing Date, all reasonable costs or expenses incurred in connection with the preparation, negotiation, and closing of the Transaction Documents through the Closing Date (including reasonable attorneys’ fees and expenses, up to a maximum of $15,000), and (ii) after the Closing Date, to Agent and Lenders all costs and expenses (including reasonable attorneys fees and expenses), as and when they become due, including reasonable Collateral audit fees, and Agent’s and Lenders’ reasonable attorneys’ fees and expenses incurred in administering, amending, enforcing or defending the Transaction Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Event, whether or not suit is brought.

2. CLOSING.

2.1 Conditions to Closing. Prior to the funding of the Closing Date Advance, the following conditions with respect to the Loan shall have been satisfied by Borrower or waived in writing by Agent:

(a) Lenders (except as noted) shall have received, in form and substance satisfactory to Agent:

(i) This Loan Agreement, duly executed by Borrower.

(ii) A Promissory Note (“Note”) in the form attached hereto as Exhibit A, payable to each Lender, in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000).

(iii) Copies, certified by the Secretary of Borrower, of: (A) the Certificate of Incorporation and Bylaws of Borrower (as amended to the date of this Loan Agreement), (B) the resolutions adopted by Borrower’s board of directors authorizing the transactions contemplated hereby and the documents being executed in connection therewith, and (C) the incumbency of the officers executing this Loan Agreement and the other Transaction Documents on behalf of Borrower.

(iv) All consents (in form and substance reasonably satisfactory to Agent) of Borrower’s board of directors, stockholders and third parties necessary, if any, in connection with Borrower’s execution, delivery and performance of this Loan Agreement and the other Transaction Documents and the transactions contemplated thereby.

(v) A Warrant to purchase Common Stock of Borrower (the “Warrant”), in the form attached hereto as Exhibit B, duly executed by Borrower.

(vi) Corporate Resolutions to Borrow in the form attached hereto as Exhibit E, duly executed by Borrower.

(vii) The Authorization Agreement, duly executed by Borrower.

(viii) A lien search on Borrower of the Uniform Commercial Code records of the Secretary of State of Delaware.

(ix) Copies of Borrower’s current annual, quarterly and monthly financial statements.

(x) Management Rights Letters in the forms attached hereto as Exhibit C1 and C-2, duly executed by Borrower.

(b) Agent shall have received, in form and substance satisfactory to Agent:

(i) An Agreement to Provide Insurance in the form attached hereto as Exhibit F, duly executed by Borrower.

(ii) The Account Control Agreement, duly executed by the parties thereto.

(c) No event or condition shall exist that has had or could be reasonably expected to have a Material Adverse Effect.

(d) The representations and warranties contained in this Loan Agreement and the other Transaction Documents of Borrower shall be true and correct in all material respects as if made on the date of funding of the Advance, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(e) Each of the Transaction Documents shall be valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles.

(f) Borrower shall have provided to Agent certificates of existence and good standing (including tax status if available) with respect to Borrower from the States of California, Colorado, Delaware and Massachusetts, as of a date acceptable to Agent.

(g) Borrower shall have provided to Agent such documents, instruments and agreements, including financing statements or amendments to financing statements, as Agent shall request to evidence the perfection and priority of the security interests granted to Agent in this Loan Agreement and in the other Transaction Documents.

(h) Borrower shall have provided to Lenders such other documents, instruments and agreements as Lenders shall reasonably request.

3. GRANT OF SECURITY INTEREST. (i) As security for all present and future indebtedness, guarantees, liabilities, and other obligations of Borrower to Lenders under this Loan Agreement and the other Transaction Documents, but exclusive of Borrower’s obligations to Lenders under the Warrants or in respect of any equity securities issued by Borrower (collectively, the “Obligations”), Borrower grants Agent, for the ratable benefit of the Lenders, a security interest in all of Borrower’s personal property, whether now owned or hereafter acquired, as described upon Exhibit G attached hereto (collectively, the “Collateral”); provided, however, the security interest granted herein does not extend to and the term “Collateral” does not include (a) any license or contract rights to the extent (i) the granting of a security interest therein would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent the prohibition is enforceable under applicable law, including, without limitation, Sections 9406(d) and 9408(d) of the Uniform Commercial Code and the consent of the licensor or other party has not been obtained); and (b) more than 65% of the voting equity securities of any foreign Subsidiary. Borrower agrees to execute, and authorizes Agent to execute on behalf of Borrower, such documents and take such actions as Agent deems appropriate from time to time to perfect or continue the security interest granted hereunder. Borrower also hereby agrees to not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its Intellectual Property.

(ii) Borrower hereby pledges, assigns and grants to Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new certificates representing such securities to be issued in the name of Agent or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to exercise all other rights as a shareholder of the Subsidiaries, and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to all distributions paid on account of any Shares which are a part of the Collateral. All such rights to receive distributions, to vote, and to give consents, waivers and ratifications shall terminate upon the occurrence and during the continuance of an Event of Default.

4. REPRESENTATIONS AND WARRANTIES. Borrower represents to each Lender on the date hereof and the date on which each Advance is requested, as follows: (a) Borrower is not in default under any agreement under which Borrower owes money in excess of $100,000, or any other agreement, in each case where such default could reasonably be expected to have a Material Adverse Effect; (b) Borrower is duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Transaction Document to which it is a party and to incur the Obligations; (c) this Agreement is, and the other Transaction Documents when executed and delivered will be, the legal, valid and binding obligations of Borrower, each enforceable against Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles; (d) Borrower has taken all action and obtained all consents necessary to authorize the execution, delivery and performance of the Transaction Documents; (e) Borrower has good title to the Collateral or has valid and enforceable rights to use the Collateral, and there are no liens, security interests or other encumbrances on the Collateral other than the security interest granted to Agent hereunder and Permitted Liens; (f) the execution and performance of the Transaction Documents do not conflict with, or constitute a default under, any agreement to which Borrower is party or by which Borrower is bound or a Legal Requirement, in each case where such conflict or default could reasonably be expected to have a Material Adverse Effect; (g) all financial statements and other information provided to the Lenders fairly present Borrower’s financial condition, and, except as disclosed to the Lenders in writing, there has not been a material adverse change in the financial condition of Borrower since the date of the most recent financial statements submitted to Lenders (the “Latest Financial Statements”); (h) Borrower possesses and is in compliance in all material respects with all Permits required to operate its business; (i) except as disclosed to the Agent in writing, to the best of Borrower’s knowledge, Borrower owns, or is a licensee thereof, of all the Intellectual Property rights used in or necessary for the conduct of its business or operations as currently conducted and proposed to be conducted or that are otherwise material to the condition (financial or otherwise), business, or operations of Borrower, and to Borrower’s knowledge each of Borrower’s patents and trademarks are valid and enforceable, and whether or not it would be considered a breach of the foregoing representation, Borrower does not have a license under U.S. patent no. 7,016, 857; (j) Borrower is in compliance with all Legal Requirements where a failure to be in compliance could reasonably be expected to have a Material Adverse Effect; (k) except as disclosed to the Lenders in writing, (A) Borrower is not party to any litigation and is not, to its knowledge, the subject of any government investigation, and (B) Borrower has no knowledge of any pending litigation or investigation or the existence of circumstances that reasonably could be expected to give rise to such litigation or investigation; (l) other than Permitted Investments, Borrower does not own any shares or other equity interests in any corporation, partnership, limited liability company or other entity; (m) all of Borrower’s inventory is in all material respects of good and marketable quality, free from material defects, except for inventory for which adequate reserves have been made in accordance with GAAP; (n) Borrower (on a consolidated basis): (A) owns and will own assets the fair saleable value of which are greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; and (B) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due; (o) Borrower does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) required to be disclosed in a balance sheet prepared in accordance with GAAP (including the notes thereto) arising out of transactions entered into at or prior to the Closing Date, or any action or inaction at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date other than: (A) liabilities set forth on the Latest Financial Statements (including any notes thereto) and (B) liabilities and obligations which have arisen after the date of the Latest Financial Statements in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit, unless such liability is either fully covered by insurance (subject to normal deductibles or retentions) or is not, individually or in the aggregate with all such other liabilities, material); (p) all Collateral consisting of Equipment and Inventory is in good operating condition and repair, subject to ordinary wear and tear, and Borrower has made all economically reasonable and necessary repairs thereto, other than obsolete Equipment; (q) the inclusion of each account receivable on the Latest Financial Statements delivered to the Lenders is in accordance with GAAP; (r) no Subsidiary of Borrower is either (i) a revocable trust or (ii) a partnership which has an individual as a general partner; (s) Borrower or a Subsidiary of Borrower and/or any of their respective officers, directors or controlling persons has a preexisting personal or business relationship with any Lender; (t) Borrower, by virtue of its business and financial experience, has the capacity to protect its own Interests in connection with this Loan Agreement and the other Transaction Documents; (u) Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement; to Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares; the Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable; to Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings; and (v) no representation or other statement made by Borrower to any Lender in any Transaction Document or any certificate or instrument delivered by Borrower to any Lender in connection herewith (taken together with all such representations, statements, certificates and instruments delivered by Borrower) contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to a Lender not misleading (it being recognized by the Lenders that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

5. COVENANTS.

5.1 Financial Information. Borrower will provide each Lender (i) as soon as available, but in any event within thirty (30) days after the last day of each month, monthly company-prepared consolidated financial statements in form and substance reasonably satisfactory to Lender, prepared in accordance with GAAP (except for the lack of footnotes and being subject to normal year-end audit adjustments), (ii) as soon as available, but in any event within (x) one hundred eighty (180) days after the last day of Borrower’s fiscal year ended December 31, 2006, and (y) one hundred fifty (150) days after the last day of Borrower’s fiscal year ending December 31, 2007 and thereafter, audited consolidated financial statements in form and substance reasonably satisfactory to Agent, prepared in accordance with GAAP, together with an unqualified opinion on such financial statements from an independent certified public accounting firm acceptable to Agent, (iii) within thirty (30) days after the last day of each month, aged listings by invoice date of accounts payable and accounts receivable, (iv) within sixty (60) days after the end of Borrower’s fiscal year, Borrower’s financial and business projections and budget for the upcoming fiscal year, with evidence of approval thereof by the Borrower’s Board of Directors, (v) upon Lender’s request, copies of all notices, minutes, consents and other relevant material provided to members of the Borrower’s Board of Directors for meetings of the Board of Directors at the same time that such materials are provided to the members of the Borrower’s Board of Directors, except that Lenders may be excluded from access to any such material if Borrower’s Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonable necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons, (vi) within thirty (30) days after the last day of each month, a Compliance Certificate in the form attached hereto as Exhibit H, executed by Borrower’s Chief Financial Officer or other authorized officer reasonably acceptable to Agent, and (vii) promptly upon any Lender’s request, such other information relating to Borrower’s operations and condition as such Lender may reasonably request from time to time.

5.2 Good Standings; Existence; Compliance with Laws. Borrower and each Subsidiary will maintain its corporate existence and good standing and will maintain in force all licenses and agreements necessary or appropriate to the conduct of its business where a failure to do so could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary will pay all taxes on or before the date such taxes are due (unless contested by Borrower in good faith and Borrower has made adequate reserves in its financial statements in accordance with GAAP). Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.

5.3 Negative Covenants. Without Agent and Lenders’ prior written consent not to be unreasonably withheld, neither Borrower nor any domestic Subsidiary will (i) make any investments in, or loans or advances to, any Person other than in the ordinary course of business as currently conducted and other than Permitted Investments, (ii) acquire any assets other than in the ordinary course of business as currently conducted, or acquire any assets or enter into any asset acquisition transaction without the consent of a disinterested majority of Borrower’s Board of Directors, provided (x) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (y) such transactions do not result in a Change in Control, and (y) Borrower is the surviving entity, (iii) make any distributions or pay any dividends (other than (a) those payable solely in equity securities issued by Borrower or such Subsidiary and (b) those from any Subsidiary to Borrower) to any Person on account of any equity ownership Interest in Borrower or any Subsidiary, (iv) make any payment on account of or in redemption, retirement or purchase of any capital stock of Borrower or any Subsidiary, except that Subsidiaries may make such payments to Borrower and Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements (A) as long as such repurchases in any fiscal year of Borrower does not exceed five percent (5%) of Borrower’s issued and outstanding capital stock and (B) as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, (v) directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any Subsidiary, except for (1) Permitted Investments, (2) bona fide equity financings and (3) other transactions in the ordinary course of business, in each case, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arms-length transaction with a non-affiliated Person, (vi) move, dispose of or encumber any portion of Borrower’s or any domestic Subsidiary’s assets, except for (1) transfers or dispositions of inventory in the ordinary course of business as currently conducted, (2) dispositions of obsolete, worn-out or surplus Equipment and Inventory, and (3) licenses and similar arrangements in the ordinary course of business, (vii) create any direct or indirect subsidiary of Borrower, other than Subsidiaries created in connection with a stock acquisition approved by Borrower’s Board of Directors, (viii) alter or modify Borrower’s or any domestic Subsidiary’s corporate structure, except in connection with the merger or dissolution of inactive Subsidiaries; or change its name without prior written notice to Agent, or (ix) merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, other than mergers or consolidations approved by a disinterested majority of Borrower’s Board of Directors, provided that (i) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (ii) such transactions do not result in a Change in Control, and (iii) Borrower is the surviving entity.

5.4 Indebtedness. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or be liable for any Indebtedness, other than Permitted Indebtedness.

5.5 Liens; Encumbrances. Borrower will not, and will not permit any Subsidiary to, create, incur, or allow any Lien on any of its property or assign or convey any right to receive income, except for Permitted Liens.

5.6 Subordinated Debt. Borrower will not make or permit, or permit any Subsidiary to make, any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

5.7 Lockbox Agreement. Borrower shall cause the Lockbox Agreement to be executed by the parties thereto (other than Agent) and delivered to Agent no later than ten (10) days after the Closing Date.

5.8 Books and Records; Inspection and Audit Rights. Borrower shall maintain financial records in accordance with generally accepted practices. Each Lender shall have (i) a right to visit and inspect any of the properties of Borrower and its Subsidiaries, including a right to examine and copy Borrower’s and its Subsidiaries’ books and records from time to time upon reasonable notice to Borrower and during normal business hours, but not more than twice in any twelve month period, unless an Event of Default has occurred and is continuing, and (ii) to discuss its affairs, finances and accounts with the Borrower’s officers and its independent public accountants, at such reasonable times and as often as such Lender may reasonably request. Lenders may audit Borrower’s Collateral at Borrower’s expense (such expense not to exceed $5,000 per audit). Such audits will be conducted no more often than annually unless an Event of Default has occurred and is continuing. Agent will give Borrower ten (10) days advance notice of such an audit, unless an Event of Default has occurred and is continuing.

5.9 Insurance. Borrower will maintain insurance in a form acceptable to Agent relating to the Collateral and Borrower’s business in amounts and of a type reasonably acceptable to Agent. Any insurance on the Collateral shall include a lender’s loss payable endorsement in favor of Agent as an additional loss payee, and any liability insurance shall show Agent (for the benefit of Lenders) as an additional insured.

5.10 Protection of Intellectual Property Rights. Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office, its Intellectual

Property and additional intellectual property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party, in each case to the extent that Borrower’s Board of Directors in good faith deems such registration appropriate for the development of Borrower’s business and in the best interests of Borrower and its stockholders. To the extent that Borrower’s Board of Directors in good faith determines it is appropriate for the development of Borrower’s business and in the best interests of Borrower and its stockholders, Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Agent in writing of any material infringements and (ii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

5.11 Subsidiary Guarantors. Within forty-five (45) days of the formation or acquisition of any new Subsidiary, which Subsidiary has assets having a book value, or has received an Investment by Borrower or another Subsidiary, of at least Ten Million Dollars ($10,000,000), Borrower shall cause such new domestic Subsidiary to execute and deliver a secured guaranty in form and substance acceptable to Agent, and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each such Subsidiary (whether foreign or domestic). Notwithstanding the foregoing, Thriva, Inc. shall execute and deliver a secured guaranty in form and substance acceptable to Agent, and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of Thriva, Inc., in each case, within thirty (30) days of the Closing Date.

5.12 Use of Proceeds. Borrower will use the proceeds from the Loan for acquisitions and working capital.

5.13 Further Assurances. Borrower will, within five (5) business days, execute any further instruments and take further action as Agent may reasonably request to perfect or continue Agent’s security interest in the Collateral or to effect the purposes of this Loan Agreement.

5.14 Right of First Refusal on Senior Debt. In the event that Borrower determines to replace or refinance its Senior Indebtedness to Senior Lender under the Senior Loan Agreement (as defined below) with a party other than Senior Lender, Borrower grants to Escalate a right of first offer to replace or refinance such senior indebtedness on terms mutually acceptable to Escalate and Borrower.

6. EVENTS OF DEFAULT; REMEDIES.

6.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” under this Loan Agreement: (a) Borrower’s failure (i) to pay all or any part of the principal or Interest hereunder on the date due and payable and such failure continues for five (5) business days, or (ii) to comply with any agreement or covenant set forth in this Loan Agreement or any other Transaction Document and, as to any default that can be cured, Borrower has not cured the default within fifteen (15) business days after the earlier of (1) receipt by Borrower of notice from any Lender of such default or (2) actual knowledge of a Responsible Officer of Borrower of such default; provided, however, that if the default cannot by its nature be cured within the fifteen (15) business day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) business day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) business days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no additional Advances will be made, or (iii) to comply with (x) the terms of any material agreement to which Borrower is a party or by which it is bound, which failure to comply could reasonably be expected to affect Borrower’s ability to repay the Obligations or (y) any agreement pursuant to which Borrower has incurred Indebtedness in excess of $1,000,000, including, without limitation, any event or occurrence that constitutes a declared event of default under the Senior Loan Agreement, which event of default has not been cured or waived (provided that no Advances will be made during the continuance of any such event of default) or (iv) to comply with any Legal Requirements that could reasonably be expected to result in a Material Adverse Effect; or (b) Borrower becomes unable to pay its debts (including trade debts) as they mature, or becomes the subject of any case or proceeding under the United States Bankruptcy Code or any other law relating to the reorganization or restructuring of debt which has not been stayed or dismissed within forty-five (45) days of the filing (an “Insolvency Event”), or any material portion of Borrower’s assets is attached or becomes subject to levy or similar judicial proceeding that is not released within fifteen (15) business days or in any event no later than five (5) business days prior to the date of any proposed sale thereunder; or (c) any representation made to any Lender in this Loan Agreement or any other Transaction Document, or any information given to any Lender by or on behalf of Borrower, shall be incorrect in any material respect when made; or (d) any part of the Collateral becomes subject to an attachment, lien, security interest or levy in favor of any Person other than a Lender, other than Permitted Liens, that is not released within ten (10) days; or (e) a final non-appealable judgment or judgments for the payment of money in excess of $100,000 shall be rendered against Borrower and shall remain unsatisfied, unstayed or not covered by adequate insurance for a period of fifteen (15) days.

6.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, all unpaid principal, accrued Interest and other amounts owing hereunder shall, at the option of Agent, be immediately due and payable and collectible by or on behalf of Lenders, and Agent may exercise all of the rights of a secured party under the Uniform Commercial Code and any other applicable law. Agent may immediately set off and apply to any obligation outstanding hereunder and under any other Transaction Document any balances or deposits held by any Lender or any indebtedness at any time owing to or for the credit or the account of Borrower held by any Lender. Borrower shall assemble the Collateral in accordance with Agent’s directions, and Agent shall have a right at Borrower’s sole expense to dispose of all or any portion of the Collateral in the order and manner that Agent elects, in its sole discretion, in any commercially reasonable manner. Agent shall have a royalty-free license to use any name, trademark, or any property of Borrower to complete production of, advertisement for, and disposition of any Collateral and Agent shall have a license to enter into, occupy and use Borrower’s premises and the Collateral without charge to exercise any of Agent’s rights or remedies under this Loan Agreement or under any other Transaction Document. Borrower irrevocably appoints Agent (and any of Agent’s designated employees or agents) as Borrower’s true and lawful attorney in fact to do the following after the occurrence and continuance of an Event of Default: endorse Borrower’s name on any checks or other forms of payment; make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance; settle and adjust disputes and claims respecting accounts receivable with account debtors; execute and deliver all notices, instruments and agreements in connection with the perfection of the security interest granted in this Loan Agreement or under any other Transaction Document; and sell, lease or otherwise dispose of all or any part of the Collateral. The appointment of Agent as Borrower’s attorney in fact, and each of Agent’s rights and powers, being coupled with an Interest, is irrevocable until all amount owing to the Lenders under this Loan Agreement and the other Transaction Documents (other than the Warrant) have been repaid in full.

7. WAIVERS; INDEMNITY. Borrower waives notice of default, presentment and demand for payment, notice of dishonor, protest and notice of protest under this Loan Agreement and any other Transaction Document. Borrower shall pay all costs of collection and enforcement of this Loan Agreement when incurred, including reasonable attorneys’ fees, costs and expenses incurred before, after or in connection with of an Insolvency Event. So long as Agent complies with reasonable lending practices and Section 9207 of the Uniform Commercial Code and all other applicable laws, rules and regulations, Agent shall not in any case be liable for any loss of, or damage to, the Collateral, the risk of which shall be borne by Borrower at all times. Borrower shall indemnify and hold Agent and the Lenders harmless from any claim, obligation or liability (including without limitation reasonable attorneys fees and expenses) arising out of this Loan Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, including any claim, obligation or liability arising before, after or in connection with an Insolvency Event other than losses solely and directly resulting from Agent’s gross negligence or intentional breach of this Agreement. The indemnity obligation hereunder shall survive repayment of all Obligations and termination of this Loan Agreement until all applicable statute of limitation periods as to actions that may be brought against Agent have run.

8. MAXIMUM LAWFUL RATE. On the Maturity Date or, if earlier, the date that the Advance and all accrued Interest thereon are paid in full, the Lenders will compute the total amount of Interest that has been contracted for, charged or received by the Lenders or payable by Borrower hereunder and compare such amount to the Maximum Lawful Amount that could have been contracted for, charged or received by each Lenders. If such computation reflects that the total amount of Interest that has been contracted for, charged or received by a Lender or payable by Borrower exceeds the Maximum Lawful Amount, then such Lender shall apply such excess to the reduction of the principal balance, and any remaining excess shall be refunded to Borrower. This provision concerning the crediting or refunding of excess Interest shall control and take precedence over all other agreements between Borrower and such Lender so that under no circumstance shall the total Interest contracted for, charged or received by such Lender exceed the Maximum Lawful Amount.

9. SUBORDINATION AGREEMENT. This Loan Agreement, the Notes and the other Transaction Documents (other than the Warrants), and payment thereon, performance thereof and the Liens granted hereunder and thereunder are subordinated to the claims of Senior Lender pursuant to the terms of the Subordination Agreement.

10. ACCOUNT CONTROL AGREEMENT AND LOCKBOX AGREEMENT. Lenders agree they will only give Instructions (as defined in the Account Control Agreement and Lockbox Agreement) to Wells Fargo Bank upon the occurrence and during the continuation of an Event of Default. If at any time Lenders receive Remittances, Restricted Account Funds or Securities Account Assets (each as defined in the Account Control Agreement and Lockbox Agreement, as applicable) (i) when an Event of Default does not exist, (ii) after the termination of the Account Control Agreement or Lockbox Agreement or closure of the Restricted Accounts (as defined in the Account Control Agreement and Lockbox Agreement) and an Event of Default does not exist, or (iii) after the termination of this Agreement because all Obligations have been satisfied and Lenders have released their security interest in the Collateral, Lenders will promptly return any such Remittances, Restricted Account Funds or Securities Account Assets to Borrower. The foregoing obligation shall survive repayment of all Obligations and termination of this Loan Agreement.

11. MISCELLANEOUS. Each Lender may assign all or any part of its Interest in this Loan Agreement and the Advance to any Person, or grant a participation of any Interest in this Loan Agreement, without the consent of Borrower; provided, however, that Borrower shall not be liable for any late fees or be deemed in default, for failing to make any payment due hereunder to any such assignee or participant, until such time as Borrower receives notice of such assignment or participation. This Loan Agreement can be amended only by an instrument signed by Agent and Borrower. All prior agreements, understandings and negotiations are superseded by this Loan Agreement. Borrower may not assign any obligation hereunder without Agent’s consent, which may be granted or withheld in Agent’s sole discretion. This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Each provision of this Loan Agreement shall be severable from every other provision of this Loan Agreement for the purpose of determining the legal enforceability of any specific provision. All covenants, representations and warrants made in this Loan Agreement shall continue in full force and effect so long as any obligations hereunder remain outstanding. This Loan Agreement shall be governed by the internal laws of the State of California, without regard to conflicts of laws rules. Borrower and the Lenders consent to the jurisdiction of the United States District Court of the Northern District of California and the state courts for San Mateo, California.

12. NOTICES. Unless otherwise provided in this Loan Agreement, all notices or demands by any party relating to this Loan Agreement or any other Transaction Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service that provides proof of delivery, certified mail, postage prepaid, return receipt requested, or by facsimile, to Borrower or to a Lender, as the case may be, at its addresses set forth below:

If to Borrower:	THE ACTIVE NETWORK, INC. 10182 Telesis Court, Suite 300 San Diego, CA 92121 Attn: Chief Financial Officer Fax: (858) 551-7619

with a copy (which shall not constitute notice) to:	Heller Ehrman LLP 4350 La Jolla Village Drive, 7th Floor San Diego, CA 92122

Attn: Michael S. Kagnoff Fax: (858) 450-5729

If to Escalate:	Escalate Capital I, L.P. 2400 Sand Hill Road, Suite 201 Menlo Park, CA 94025 Attention: Simon James Fax: (650) 284-2212

And to:	Escalate Capital I, L.P. 300 West Sixth Street, Suite 2250 Austin, Texas 78701 Attention: Ross Cockrell Fax: (512) 651-2101

with a copy (which shall not constitute notice) to:	DLA Piper US LLP 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 Attn: Troy Zander Fax: (858) 638-5086

If to Gold Hill:	Gold Hill Venture Lending 03, LP One Almaden Boulevard, Suite 630 San Jose, California 95113 Attn: Tim McDonough Fax: (408) 200-7841

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13. JURY WAIVER; ARBITRATION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGENT, EACH LENDER AND BORROWER WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS LOAN AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH FINAL AND BINDING ARBITRATION TO BE HELD IN SAN MATEO COUNTY IN ACCORDANCE WITH THEN-CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION

ASSOCIATION. JUDGMENT UPON ANY AWARD RESULTING FROM ARBITRATION MAY BE ENTERED INTO AND ENFORCED BY ANY STATE OR FEDERAL COURT HAVING JURISDICTION THEREOF.

14. DEFINITIONS.

“Account Control Agreement” means that certain Restricted Account and Securities Account Control Agreement in the form attached hereto as Exhibit I, by and among Secured Party (as defined therein), Borrower and Wells Fargo Bank.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers and directors.

“Change in Control” shall mean a transaction (other than bona fide equity financings) in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of directors of Borrower, who did not have such power before such transaction.

“Commitment Percentage” means the applicable percentage set forth in Schedule B attached hereto.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued for the account of that Person; and (iii) all obligations arising under any Interest rate, currency or commodity swap agreement, Interest rate cap agreement, Interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in Interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Event of Default” shall have the meaning given to such term in Section 6.

“Funding Date” is any date on which an Advance is made to or on account of Borrower.

“GAAP” is generally accepted accounting principles in effect in the United States.

“Governmental Authority” means any federal, state, provincial, municipal and foreign governmental entity, authority, or agency or any other political subdivision, or any entity exercising executive, legislative judicial, regulatory or administrative functions of government.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments (including the Advance and the Senior Indebtedness), (c) all capital lease obligations, and (d) all Contingent Obligations.

“Intellectual Property” means all of Borrower’s right, title, and Interest in and to the following:

(a) Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Legal Requirement” means any statute, ordinance, code, law, rule, regulation, order or other requirement, standard, procedure enacted, adopted or applied by any Governmental Authority, including, decisions, orders, writs, awards, or injunctions of an arbitrator or a court or other Governmental Authority.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Lockbox Agreement” means that certain Four Party Wholesale Lockbox Agreement, among Borrower, Agent, Wells Fargo Bank, in its capacity as lockbox processor, and Wells Fargo Bank in its capacity as depository bank.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, assets, condition (financial or otherwise) or prospects of Borrower taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Transaction Documents (other than the Warrant) or of Agent to enforce any Transaction Documents, or (iii) the value, perfection or priority of Agent’s security interest in the Collateral.

“Maximum Lawful Amount” means the maximum amount of Interest that is permissible under applicable state or federal laws for the type of loan evidenced by the Transaction Documents.

“Maximum Senior Loan Amount” has the meaning given in the Subordination Agreement.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permits” means all franchises, approvals, permits, authorizations, licenses, orders, registrations, certificates, variances and other similar permits or rights obtained from any governmental authority and all pending applications therefor, which are material to the business of the Borrower.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of the Lenders arising under this Loan Agreement or any other Transaction Document;

(b) Senior Indebtedness;

(c) the Wells Letter of Credit;

(d) Indebtedness not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment and related software financed with such Indebtedness;

(e) Subordinated Debt in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding;

(f) Indebtedness to trade creditors incurred in the ordinary course of business;

(g) Indebtedness arising from the endorsement of instruments in the ordinary course of business; and

(h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that (i) the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, (ii) the Interest rate margins or any fixed Interest rates on such Indebtedness are not increased, (iii) restrictions are not added on the ability of the Borrower to repay the Advance, other than those in effect on the date hereof, (iv) the final maturity date of the Indebtedness is not extended to a date beyond the Maturity Date or (v) the amortization of any portion of the Senior Indebtedness is not shortened.

“Permitted Investments” are:

(a) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) certificates of deposit issued maturing no more than 1 year after issue; and (iv) Investments made pursuant to Borrower’s investment policy approved by its Board of Directors and disclosed to Agent;

(b) Cash Investments of wholly-owned Subsidiaries in or to other wholly-owned Subsidiaries or Borrower, and cash Investments by Borrower in any domestic Subsidiaries that have guaranteed the Obligations pursuant to Section 5.11 of this Agreement, in each instance provided that (i) the cash portion of such Investments do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; and (ii) such Investments will not cause an Event of Default or the occurrence of an event that, with the passage of any notice and cure period, would constitute an Event of Default;

(c) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(d) Non-cash investments of Equipment, related software and other personal property in foreign Subsidiaries with an aggregate fair market value not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year;

(e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (e) shall not apply to Investments of Borrower in any Subsidiary;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors or stockholders relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors not to exceed, for all such Investments, Five Hundred Thousand Dollars ($500,000) in the aggregate outstanding at any time;

(g) Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year;

(h) Investments in other Persons in connection with stock or asset acquisitions not prohibited by Section 5.3 hereof; and

(i) Other Investments not otherwise permitted hereunder not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate outstanding at any time.

“Permitted Liens” means:

(a) Any liens (i) existing on the Closing Date and disclosed in writing to Agent on or before the Closing Date (including liens that appear on any Uniform Commercial Code search report), (ii) in favor of Senior Lender arising at any time, provided the Senior Lender has executed and delivered the Subordination Agreement, or (iii) arising under this Loan Agreement or the other Transaction Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves;

(c) Purchase money liens (i) on equipment and software acquired or held by Borrower incurred for financing the acquisition of the equipment and software, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment and software;

(d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower’s business;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 6;

(f) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Agent has a perfected security interest in the amounts held in such deposit accounts;

(g) Liens securing Indebtedness in item (b) of Permitted Indebtedness and extensions, refinancings, modifications, amendments and restatements thereof;

(h) Liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar liens incurred in the ordinary course of business for sums not overdue more than sixty (60) days;

(i) Liens (other than any lien created by Section 4068 of ERISA and securing an obligation of any employer or employers which is delinquent) incurred or deposits or pledges made in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other types of social security, or to secure the performance of bids, leases, customs, tenders, statutory obligations, surety and appeal bonds, payment and performance bonds, return-of-money bonds and other similar obligations (not incurred in connection with the borrowing of money or the obtaining of advances or credits to finance the purchase price of property);

(j) Easements, rights-of-way, restrictions, covenants, conditions and other liens incurred, licenses and sublicenses and other similar rights granted to others in the ordinary course of business and not, individually or in the aggregate, materially interfering with the ordinary conduct of the business of the applicable Person;

(k) Liens which are incidental to the conduct of the Borrower’s business or the ownership of its property and assets and which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially impair the ordinary conduct of the business of the applicable Person;

(l) Liens securing Indebtedness incurred to the extent used to finance insurance premiums;

(m) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases and consignments; and

(n) Liens consisting of rights of set-off or bankers’ liens or amounts on deposit.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer or the President of Borrower.

“Senior Indebtedness” means all obligations, liabilities and Indebtedness of every nature of Borrower from time to time owed under the Senior Loan Documents or under any replacement or substitute senior loan facility; provided, however, that (i) in no event shall the principal amount of the Senior Indebtedness exceed the Maximum Senior Loan Amount, less principal payments in respect of all or any portion of the Senior Indebtedness and (ii) the Senior Lender and Subordinated Creditors (as defined therein) shall have executed and delivered the Subordination Agreement prior to or substantially contemporaneous with the incurrence of the Senior Indebtedness. Senior Indebtedness shall be considered to be outstanding whenever any loan commitment or principal amount under the Senior Indebtedness Documents is outstanding.

“Senior Lender” means Wells Fargo Bank, or any replacement or substitute lender.

“Senior Loan Agreement” means that certain Loan Agreement among Borrower and Senior Lender, as the same may be amended, supplemented or otherwise modified from time to time as permitted herein.

“Senior Loan Documents” means the Senior Loan Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time as permitted herein, including a subordination agreement by and between Agent and Senior Lender, in form and substance satisfactory to Agent.

“Shares” means (i) sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary of Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary of Borrower which is an entity organized under the laws of the United States or any territory thereof.

“Subordination Agreement” means that certain Subordination Agreement in substantially the form attached hereto as Exhibit D.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the debt owing by Borrower to Agent on terms acceptable to Agent (and identified as being such by Borrower and Agent).

“Subsidiaries” shall mean for any Person, a joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the state of California.

“Wells Letter of Credit” means that certain Letter of Credit issued for the account of Borrower by Wells Fargo Bank for the benefit of the Port Authority of New York and New Jersey in the original face amount of $1,000,000.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the first day above written.

BORROWER:		LENDERS:

THE ACTIVE NETWORK, INC.		ESCALATE CAPITAL I, L.P., a Delaware limited partnership

By:	/s/ Norman Dowling	By:	Escalate Capital Management I,
Name:	Norman Dowling		its general partner
Title:	Executive V.P. and Chief Financial Officer
		By:	EC Management I, L.P.,
a general partner

AGENT:		By:	Escalate Capital Management Co., LLC,
its general partner
ESCALATE CAPITAL I, L.P.,
a Delaware limited partnership		By:	/s/ Ross Cockrell
		Name:	Ross Cockrell
By:	Escalate Capital Management I,	Title:	Member
its general partner

By:	EC Management I, L.P.,
	a general partner	GOLD HILL VENTURE LENDING 03, LP

By:	Escalate Capital Management Co., LLC,	By:	Gold Hill Venture Lending Partners 03, LLC
	its general partner	Its:	General Partner

By:	/s/ Ross Cockrell	By:	/s/ Rob Helm
Name:	Ross Cockrell	Name:	Principal
Title:	Member	Title:	Gold Hill Capital

[Signature Page to Loan and Security Agreement]

Exhibit A – Form of (Closing Date) Promissory Note

SECURED PROMISSORY NOTE

_____________________	Dated: March 22, 2007

FOR VALUE RECEIVED, the undersigned, THE ACTIVE NETWORK, INC. (“Borrower”), a Delaware corporation, HEREBY PROMISES TO PAY to the order of ____________________ (“Lender”) the principal amount of __________ (            ) representing the principal amount of the Advances made by Lender to Borrower pursuant to the Loan and Security Agreement dated March 22, 2007 by and between Lender, Escalate Capital I, L.P., as Agent, ___________________, as additional lender, and Borrower (the “Loan Agreement”), together with Interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. Payments of principal of and Interest on, this Secured Promissory Note (this “Note”) are to be made in accordance with Section 1.2 of the Loan Agreement and in lawful money of the United States of America. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Loan Agreement.

This Note is the one referred to in, and is entitled to the benefits of, the Loan Agreement. This Note and the obligation of Borrower to repay the unpaid principal amount of the Advances, Interest on the Advances and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

This Note, and payments hereon, performance hereof and the Liens granted hereunder (and under the Loan Agreement) are subordinated to the claims of Senior Lender pursuant to the terms of the Subordination Agreement (as those terms are defined in the Loan Agreement).

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

THE ACTIVE NETWORK, INC.

By:
Name:
Title:

[Signature Page to Secured Promissory Note]

Exhibit B-1 – Form of Warrant

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAWS.

WARRANT TO PURCHASE STOCK

Corporation:	THE ACTIVE NETWORK, INC., a Delaware Corporation
Number of Shares:	______
Class of Stock:	Common
Initial Exercise Price:	$.001 per share
Issue Date:	_________
Expiration Date:	The earliest of (i) March 22, 2014 (Subject to Article 4.1), (ii) the closing of the initial public offering by the Company of shares of its Common Stock, or (iii) the closing of an Acquisition (as defined below)

THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration,                          or its assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of the corporation (the “Company”) at the initial exercise price per Share (the “Warrant Price”) all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise or Exchange in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the exchange right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 Exchange Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time exchange this warrant, in whole or in part, for a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4

1.3 Intentionally Omitted.

1.4 Fair Market Value. For purposes of Section 1.2, fair market value shall be determined as follows:

(a) If Holder elects to exchange this warrant in connection with the Company’s initial public offering and if the Company’s registration statement relating to such offering has been declared effective by the Securities and Exchange Commission (the “SEC”), the fair market value of the Shares shall be the initial price to the public of the Shares (or the Company’s stock into which the Shares are convertible) specified in the final prospectus with respect to such offering.

(b) If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately prior to the date Holder delivers its Notice of Exercise or Exchange to the Company.

(c) In all other cases, the Board of Directors of the Company in its reasonable good faith judgment shall determine the fair market value of the Shares (or the Company’s stock into which the Shares are convertible) at the close of business on the business day immediately prior to the date Holder delivers its Notice of Exercise or Exchange to the Company. If Holder advises the Board of Directors in writing that Holder in good faith disagrees with such determination, then the Holder shall promptly select three independent, nationally recognized investment banking firms and the Company shall select one such firm to determine fair market value. If the fair market value as determined by such investment banking firm is more than ten percent (10%) greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.5 Delivery of Certificate and New Warrant. Promptly after Holder exercises or exchanges this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or exchanged and has not expired, a new warrant representing the Shares not so acquired.

1.6 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an affidavit of loss and indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Comp any at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

1.7 Repurchase on Sale, Merger, or Consolidation of the Company.

1.7.1 “Acquisition.” For the purpose of this warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the equity, securities or assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s outstanding voting securities immediately prior to the transaction beneficially own less than 50% of the outstanding voting securities of the Company or the successor or surviving entity, as applicable, immediately after the transaction; provided, that none of the following shall be considered an Acquisition: (A) a merger affected exclusively for the purpose of changing the domicile of the Company or (B) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is canceled or converted or a combination thereof.

1.7.2 Exercise or Exchange of Warrant. If immediately prior to the closing of any Acquisition Holder has not otherwise exercised or exchanged this warrant in full, then this warrant shall be deemed to have been automatically exchanged for Shares pursuant to Section 1.2 and thereafter Holder shall participate in the Acquisition as a holder of Shares (or the Company Stock into which the Shares are convertible) on the same terms as other holders of the same class of securities of the Company.

1.8 Conditional Exercise, Exchange or Sale. Notwithstanding any other provision hereof, the exercise, exchange or sale of this warrant may at the election of the Holder be contingent upon the Company’s initial public offering or the closing of an Acquisition or other transaction involving the Company, in which case such exercise, exchange or sale shall be deemed to be effective immediately prior to or upon the commencement of the Company’s initial public offering or the closing of the Acquisition or other transaction involving the Company, as applicable.

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ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise or exchange of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event (other than an event described in Section 2.1) that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or exchange of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised or exchanged immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Number of Shares shall be proportionately decreased and the Warrant Price shall be proportionately increased.

2.4 No Impairment. The Company shall not, by amendment of its Certificate or Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.5 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS.

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) The initial Warrant Price referenced on the first page of this warrant is not greater than the fair market value of the Shares as of the date of this warrant.

(b) All Shares which may be issued upon the exercise or exchange of this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

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(c) The Company’s capitalization table attached to this warrant is true and complete in all material respects as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

3.3 Information Rights. So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués sent to the Company’s shareholders generally, (b) within 150 days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within 45 days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements.

3.4 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise or exchange of this warrant, the maximum number of Shares issuable upon exercise of this warrant (and shares issuable, directly or indirectly, upon conversion of the Shares, if any).

3.5 Representations and Warranties of the Holder. Holder hereby represents and warrants to the Company as follows:

(a) Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

(b) Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to request additional information necessary to verify any information furnished to the Holder or to which the Holder has access.

(c) Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the

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merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d) Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(e) The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the 1933 Act and qualified under applicable state securities laws, or unless one or more exemptions from such registration and qualification are otherwise available.

ARTICLE 4. MISCELLANEOUS.

4.1 Registration Under Securities Act of 1933, as amended. Within thirty (30) days of the date hereof, the Holder shall execute and become a party to Section 1 of that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of September 18, 2006, as may be subsequently amended (the “Rights Agreement”) between the Company and its investor(s) in the form presented to Holder as of the Issue Date, and the Shares shall be deemed “Registrable Securities” thereunder. By acceptance of this warrant, H older shall be deemed to be a party to the Rights Agreement and shall be bound by the indemnification, “market stand-off’ lockup and similar provisions thereof.

4.2 Term: Notice of Expiration. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exchanged on the Expiration Date for shares pursuant to Section 1.2. The Holder agrees as a condition to the issuance of any Shares upon the exercise or exchange of this warrant to execute a counterpart signature page to the Company’s Sixth Amended and Restated Stock Restriction and Co-Sale Agreement, as it may be amended and/or restated from time to time, in order to become a “Principal Stockholder” as defined in that agreement.

4.3 Legends. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE LAWS.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER AND THE VOTING OF THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK RESTRICTION AND CO-SALE AGREEMENT (AS THE SAME MAY BE AMENDED FROM TIME TO TIME) BY AND BETWEEN CERTAIN HOLDERS OF PREFERRED STOCK, THE COMPANY AND CERTAIN HOLDERS OF COMMON STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

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4.4 Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably acceptable to the Company, as reasonably requested by the Company).

4.5 Transfer Procedure. Subject to the provisions of Sections 4.2 and 4.4, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company written notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this warrant to its Affiliates (as defined in the Securities Act of 1933) at any time with notice to the Company, and such Affiliate shall then be entitled to all the rights of Holder under this warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this warrant is issued in the name of the affiliate that exercises the warrant. Each transferee of this warrant, in whole or in part, or the Shares issuable upon exercise of this warrant, by acceptance of such transfer, shall be deemed to be bound by the terms and conditions set forth in this warrant. The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

4.6 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

Fax:

with a copy to:

Fax:

4.7 Waiver. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.8 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

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4.9 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[Signature page follows.]

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The Company has caused this warrant to be duly executed and delivered as of the Issue Date specified above.

THE ACTIVE NETWORK, INC.

By:

Name:

Title:

By:

Name:

Title:

Authorized signatories under Corporate Resolutions to Borrower or an authorized signer(s) under a resolution covering warrants must sign the warrant.

[Signature Page to Warrant to Purchase Stock]

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to (check applicable blank below):

________	purchase Shares of the stock of The Active Network, Inc. pursuant to the terms of the attached warrant, and tenders herewith payment of the Warrant Price of such Shares in full; or

________	exchange the attached warrant for Shares in the manner specified in the warrant. This exchange is exercised with respect to of the Shares covered by the warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

_______________________________________________
Attn:___________________________________________
_______________________________________________
_______________________________________________

Or Registered Assignee

3. The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

___________, or Registered Assignee

(Signature)

(Date)

Exhibit C-1 – Form of Management Rights Agreement (Escalate Capital)

[THE ACTIVE NETWORK, INC. Letterhead]

March 22, 2007

Escalate Capital I, L.P.

300 West Sixth Street, Suite 2250

Austin, Texas 78701

Re:	Escalate Capital I, L.P.

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of the date you become a lender (the “Loan Transaction”) to THE ACTIVE NETWORK, INC., a Delaware corporation (the “Company”), Escalate Capital I, L.P. (the “Investor”) shall be entitled to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights and other rights otherwise provided to the Investor in the Loan Transaction.

The Investor shall be entitled, at its sole expense, to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with you regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

The Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals, during normal business hours and on reasonable advance notice concerning the general status of the Company’s financial condition and operations, provided, that access to attorney/client privileged communications, and facilities or information of an extremely sensitive nature, the disclosure of which would be materially detrimental to the Company, need not be provided.

If the Investor is not represented on the Company’s Board of Directors, the Company shall give a representative of the Investor copies of all notices, minutes, consents and other relevant material that the Company provides to its directors, except that the representative may be excluded from access to any material or meetings or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, in each case as the Board may determine in its sole discretion, such representative may address the Board of Directors with respect to the Investor’s concerns regarding significant business issues facing the Company.

The Investor agrees, and any representative of the Investor will agree, to hold in confidence and trust and not disclose any confidential information provided to or learned by it in connection with its rights under this letter.

[Signature Page to Management Rights Agreement]

The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm-commitment underwritten offering of its securities to the public, (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (1) the reincorporation of the Company in a different state or (2) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor, or (c) payment in full of all monetary obligations for borrowed money in the Loan Transaction. The confidentiality provisions hereof will survive any such termination.

Our signatures below indicate our assent to the terms of this letter as of the date set forth above.

Very truly yours,

THE ACTIVE NETWORK, INC.

By:
Name:
Title:

AGREED AND ACCEPTED:
ESCALATE CAPITAL I, L.P., a Delaware limited partnership

By:	Escalate Capital Management I,
its general partner

By:	EC Management I, L.P.,
a general partner

By:	Escalate Capital Management Co.,
LLC, its general partner

By:
Name:
Title:

[Signature Page to Management Rights Agreement]

Exhibit C-2 – Form of Management Rights Agreement (Gold Hill)

[THE ACTIVE NETWORK, INC. Letterhead]

March 22, 2007

Gold Hill Venture Lending 03, LP

Re: Management Rights

Ladies and Gentlemen:

This letter will confirm our agreement that, in connection with a loan of up to $5,000,000 to, and related warrant from, The Active Network, Inc., a Delaware Corporation (the “Company”), by the fund listed above (the “Fund”), the Fund will be entitled to the following contractual management rights, in addition to rights to certain non-public financial information, inspection rights and other rights specifically provided to the Fund under that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”):

(1) A representative of the Fund shall be permitted to consult with and advise management of the Company on significant business issues, and management will make itself available to meet with the representative at the Company’s facilities at mutually agreeable times for such consultation and advice.

(2) The representative may examine the books and records of the Company and inspect its facilities at reasonable times and intervals. The representative may also request additional information from time to time concerning the general status of the Company’s financial condition and operations, and the Company shall provide such information; provided, however, that the Company shall not be required to provide access to highly confidential proprietary information and facilities or to information that the Company has determined, upon advice of counsel, should not be disclosed to the Fund in order to protect the attorney-client privilege or for similar reasons.

It is contemplated that the loan and related warrants may be transferred to one or more investment funds managed by Gold Hill Venture Lending 03, LLC, the General Partner. If transfers of the loan occur, each transferee of the loan (or portion thereof) shall be entitled to enforce the rights set forth in this letter directly, on its own behalf, as if it had been an original party to this letter. Although, for the sake of convenience, the transferees may designate a single representative to exercise the rights granted in this letter, each transferee shall have the right to appoint its own representative.

[Signature Page to Management Rights Agreement]

The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the closing of a public offering of shares of the Company’s capital stock pursuant to a registration statement filed by the Company under the Securities Act of 1933 which has become effective thereunder (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145), (b) such time as the Company becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, (c) such time as there are no amounts outstanding under the Loan Agreement and the Fund has no remaining commitment to fund thereunder, or (d) the transfer of Fund’s interests in the loan and related warrants to a third party which is not an investment fund managed by Gold Hill Venture Lending 03, LLC, the General Partner.

Very truly yours,

THE ACTIVE NETWORK, INC.

By:
Title:

[Signature Page to Management Rights Agreement]

Exhibit D – Form of Subordination Agreement

This agreement was superseded by the Consent and Third Amendment to Loan and Security Agreement filed separately as an exhibit to this Registration Statement.

Exhibit E – Form of Corporate Resolutions to Borrow

CORPORATE RESOLUTIONS TO BORROW

Borrower: THE ACTIVE NETWORK, INC.

I, the undersigned Secretary of THE ACTIVE NETWORK, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that by unanimous written consent of the Directors of the Corporation, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITIONS	ACTUAL SIGNATURES

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow up to $20,000,000 (the “Loan”) from Escalate Capital I, L.P. and GOLD HILL VENTURE LENDING 03, LP (each, a “Lender” and collectively, “Lenders”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Lenders, such sum or sums of money, and on such terms and conditions, as in their judgment should be borrowed, without limitation, including such sums, and terms and conditions, as are specified in that certain Loan and Security Agreement dated as of March 21, 2007 (the “Agreement”).

Execute Agreement. To execute and deliver the Agreement and each other Transaction Document (as such term is defined in the Agreement) to Lenders, and also one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions thereof; provided any such renewals, extensions, modifications, refinancings, consolidations, or substitutions do not increase the principal amount of the Loan or increase the interest rate of the Loan.

Grant Security. To grant a security interest to Agent (as defined in the Agreement) in the Collateral described in the Agreement, which security interest shall secure all of the Corporation’s obligations to Lenders, as described in the Agreement and under the Transaction Documents.

Issue Warrants. To issue warrants to the Lenders to purchase up to 148,711 shares of Common Stock of the Corporation at an exercise price of $0.001 per share.

Further Acts. To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Lenders may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by each Lender. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on March 21, 2007 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X

[Signature Page to Corporate Resolution of Borrower]

Exhibit F – Agreement to Provide Insurance

AGREEMENT TO PROVIDE INSURANCE

This Agreement to Provide Insurance is entered into as of March 22, 2007 by and between Escalate Capital I, L.P. (“Agent”) and THE ACTIVE NETWORK, INC. (“Borrower”).

In consideration of a loan commitment in the amount of $20,000,000, secured by all Borrower’s tangible personal property including inventory and equipment, Borrower agrees to obtain adequate insurance coverage to remain in force during the term of the loan. Borrower also agrees to advise its insurance agent to add Agent as lender’s loss payable on the new or existing insurance policy, and to furnish Agent a copy of said policy/endorsements and any subsequent renewal policies.

Borrower understands that the policy must contain fire and extended coverage in an amount sufficient to cover (a) the amount of the loan, or (b) all existing encumbrances, whichever is greater, but not in excess of the replacement value of the improvements on the real property.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to Provide Insurance to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Borrower:	BORROWER:

10182 Telesis Court, Suite 300 San Diego, CA 92121 Attn: Chief Financial Officer	THE ACTIVE NETWORK, INC.
By:
Name:
Title:

Address of Agent:	AGENT:

2400 Sand Hill Road, Suite 201 Menlo Park, CA 94025 Attention: Simon James	ESCALATE CAPITAL I, L.P., a Delaware limited partnership
	By:	Escalate Capital Management I, its general partner

	By:	EC Management I, L.P., a general partner

	By:	Escalate Capital Management Co., LLC, its general partner

By:

Name:

Title:

[Signature Page to Agreement to Provide Insurance]

Attachment A

INSURANCE INFORMATION

Insurance Co./Agent	___________________________________
Agent’s Address:	___________________________________
___________________________________
___________________________________

Telephone No.:	___________________________________

Exhibit G – Collateral Description

All of the below listed personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software, but excluding Intellectual Property (as defined below)), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights (excluding that certain Letter of Credit issued for the account of Borrower by Wells Fargo Bank, N.A., for the benefit of the Port Authority of New York and New Jersey in the original face amount of $1,000,000 (the “Wells Letter of Credit”)), money, (excluding Registration Fees Payable) and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, excluding Registration Fees Payable and the Wells Letter of Credit, but including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include (x) the Debtor’s Registration Fees Payable, (y) the Wells Letter of Credit, or (z) any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Secured Party’s security interest in the Rights to Payment.

THE SECURITY INTEREST EVIDENCED HEREBY IS SUBORDINATED TO THE CLAIMS OF WELLS FARGO BANK, N.A. (“BANK”), PURSUANT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND BETWEEN SECURED PARTY AND BANK (AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN LOAN AND SECURITY AGREEMENT BY AND BETWEEN DEBTOR AND SECURED PARTY DATED AS OF MARCH 22, 2007).

Exhibit H – Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Note: Please send all required reporting to:	Escalate Capital I, L.P.
2400 Sand Hill Rd., Suite 201
Menlo Park, California 94025

and to:	Escalate Capital I, L.P.
300 West Sixth Street, Suite 2250
Austin, Texas 78701

and to:	Gold Hill Venture Lending 03, LP
One Almaden Boulevard, Suite 630
San Jose, California 95113

BORROWER:   THE ACTIVE NETWORK, INC.

The undersigned authorized officer of THE ACTIVE NETWORK, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower, Escalate Capital I, L.P., as Agent, and Lenders (the “Agreement”):

(i)	Borrower is in complete compliance for the period ending with all required covenants, except as noted below; and

(ii)	All representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof, except as noted below.

Attached herewith are the required documents supporting the above certification. The authorized officer further certifies that the financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

REPORTING COVENANT	REQUIRED	COMPLIES
Monthly financial statements	Monthly within 30 days of month end	Yes	No
Annual (CPA Audited)	FYE within 180 days for FYE 12/31/06; and within 150 days for FYE 12/31/07 and thereafter	Yes	No
A/R & A/P Agings	Monthly within 30 days of month end	Yes	No
Annual Budget	FYE within 60 days	Yes	No

FINANCIAL COVENANTS	REQUIRED	ACTUAL	COMPLIES
None.

[Signature Page to Compliance Certificate]

Please attach any comments regarding covenant violations as additional pages.

THE ACTIVE NETWORK, INC.

Signature

Name

Title

Date

[Signature Page to Compliance Certificate]

Exhibit I – Form of Deposit Account Control Agreement

This agreement was superseded by the Consent and Third Amendment to Loan and Security Agreement filed separately as an exhibit to this Registration Statement.

Exhibit J – Form of Authorization for Pre-Authorized Payments (Debit)

AUTHORIZATION AGREEMENT FOR PRE-AUTHORIZED PAYMENTS (DEBIT)

Company Name: THE ACTIVE NETWORK, INC. (the “Company”)

The undersigned hereby authorizes Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (each, a “Lender” and collectively, the “Lenders”) and the financial institution named below (“Bank”) to electronically charge the Company’s account specified below for payments due under those certain Secured Promissory Notes dated March 22, 2007, copies of which are attached hereto as Exhibit A (and such additional Secured Promissory Notes as Borrower may from time to time issue any Lender) (collectively, the “Notes”).

Wells Fargo Bank
Bank Name	Branch Location (where account was opened)

City	State Zip Code

Bank Transit/ABA Number	Account Number

Checking or Savings Account	Account Name

This authority is to remain in full force and effect until Lenders and Bank have received written notification from the undersigned of its termination in such time and in such manner as to afford the Lenders and Bank a reasonable opportunity to act on it. Following termination of the authority granted hereby, the Company shall make all payments due the Lenders at such time and in such manner as set forth in the Notes.

Authorizing Party (Please Print)	Company Tax ID Number

Signature Date	Signature Date

[Signature Page to Authorization Agreement for Pre-Authorized Payments (Debit)]